Exhibit 3.4

 CERTIFICATE OF AMENDMENT
TO
AMENDED CERTIFICATE OF INCORPORATION
OF CALIFORNIA WATER SERVICE GROUP

California Water Service Group, a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1.The name of the Corporation is: “California Water Service Group”

2.The Certificate of Incorporation, as amended June 8, 2011 and as further amended July 25, 2022 (the “Amended Certificate”), is hereby amended as follows:

3.Article SEVENTH of the Amended Certificate is hereby amended in its entirety to read as follows:

“SEVENTH: The liability of the directors and officers of the corporation, both to the corporation and to its stockholders, for monetary damages, including liability for breach of fiduciary duty, shall be eliminated to the fullest extent permissible under Delaware law, as such law currently exists and as it may be amended in the future.

The corporation shall indemnify any person who is or was a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an agent of the corporation, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. The corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Delaware law.”

4.All other provisions of the Amended Certificate shall remain in full force and effect.

5.The amendment of the Amended Certificate herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by the undersigned authorized officer, as of this 15th day of June, 2023.

CALIFORNIA WATER SERVICE GROUP

By:	/s/ Martin A. Kropelnicki
MARTIN A. KROPELNICKI
Chairman, President and Chief Executive Officer